UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007 (September 28, 2007)

CHINA SHEN ZHOU & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

033-03385-LA

87-0430816

(State of Incorporation)

(Commission File No.)       (IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower,

Shijingshan District, Beijing, China 100043

 (Address of principal executive offices)

86-010-68872811

 (Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR

      230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

      240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the

      Exchange Act (17   CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the

      Exchange Act (17  CFR 240.13e-4(c))

ITEM 2.01. Entry into a Material Definitive Agreement

On September 28, 2007, China Shen Zhou Mining & Resources, Inc. (the “Company”) entered into a supplemental indenture (the “Second Supplemental Indenture”) with The Bank of New York (the “Trustee”).  The Second Supplemental Indenture amends certain terms and conditions of the Indenture between the Company and the Trustee dated December 27, 2006, as amended on May 17, 2007 (the “ Amended Indenture”), as summarized below (capitalized terms used but not defined herein have the meanings set forth in the Amended Indenture or the Second Supplemental Indenture) :

1.

Pursuant to the Second Supplemental Indenture, the percentages relating to Accreted Principal Amounts of 117.40% and 141.90% in Section 1.01 of the Amended Indenture are changed to 116.0% and 134.5%, respectively.

2.

The Second Supplemental Indenture extends the deadline for a Public Listing of the Company as it relates to Additional Interest and Liquidated Damages under Section 1.01 of the Amended Indenture from November 15, 2007 to December 31, 2007.

3.

Section 4.01 of the Amended Indenture is amended by the Second Supplemental Indenture such that the Company pays no interest between October 1 and December 30, 2007, and continues to pay no interest if the Company has obtained a Public Listing on or before December 31, 2007 and maintains such Public Listing; but if the Company has not obtained a Public Listing on or before December 31, 2007 or fails to maintain such Public Listing after December 31, 2007, the annual interest rate will be at 3.75% from December 31, 2007 or the date on which such Public Listing ceased to be maintained, as applicable, until the day before the Maturity Date, unless the Company subsequently obtain s a Public Listing and maintains such Public Listing, in which case the annual interest rate will be at 1.75% from the date of such Public Listing until the day before the Maturity Date ..

4.

The Second Supplemental Indenture replaces the covenant to maintain Consolidated Tangible Net Worth under Section 4.16 of the Amended Indenture with a covenant to achieve Minimum EBITDA and specifies the amount of Minimum EBITDA for every quarter of the fiscal years of 2008 and 2009, and in addition, provides that if the Company has met the minimum for all quarters of 2008, the Minimum EBITDA for the fiscal quarters of 2009 will be adjusted so that the actual target will be 97% of the stated Minimum EBITDA unless the Company fails to achieve the Minimum EBITDA for any fiscal quarter in 2009, in which case the target for subsequent fiscal quarter(s) will revert back to 100% of the stated Minimum EBITDA.

5.

The Second Supplemental Indenture defines as an event default any failure by the Company to comply with the covenant to achieve Minimum EBITDA for any fiscal quarter of 2008 or 2009 subsequent to the first failure to comply with such covenant, together with the occurrence of the other conditions provided in Section 6.01(d).

6.

Pursuant to the Second Supplemental Indenture, the date by which the Company must obtain a Public Listing under Section 4.25 of the Amended Indenture is changed from November 15, 2007 to December 31, 2007.

7.

The Second Supplemental Indenture defers the Company’s obligations under Section 4.28 of the Amended Indenture to maintain Fixed Charge Coverage Ratio and Leverage Ratio until the first fiscal quarter of 2010.

8.

The Second supplemental Indenture provides that the conversion ratio under Section 9.01(b) of the Amended Indenture shall be 444 shares of the Company’s common stock for a Note per $1,000 of principal amount instead of 312 shares.

9.

The Second Supplemental Indenture reduces the C onversion P rice under Section 9.01(d) of the Amended Indenture from $3.20 per share to $2.25 per share.

A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 to this current report on Form 8-K.

On September 28, 2007, the Company entered into a s ide a greement with Citadel Equity Fund Ltd. (“Citadel”) (the “Side Agreement”) whereby the Company agrees not to issue any additional securities or raise debt without Citadel’s consent and Citadel agrees to reasonably extend the deadline for the Company’s public listing on a US stock exchange if the Company fails to obtain such listing on or before the deadline due to events of force m ajeure or any change after the date of the signing of the Side Agreement in the published official listing standards of NASDAQ, AMEX or NYSE.  A copy of the Side Agreement is attached hereto as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

4.1	Copy of Second Supplemental Indenture, dated September 28, 2007.
10.1	Copy of Side Agreement, dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHEN ZHOU MINING & RESOURCES, INC.

Date: October 4, 2007	By:	/s/ Xiaojing Yu
Name: Xiaojing Yu
Title: Chief Executive Officer